CUSIP No. 546347 10 5                                          Page 7 of 7 pages


                                   EXHIBIT 1

                             JOINT FILING AGREEMENT

            Pursuant to Rule 13d-1(k) (1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Amendment No. 3 to
Schedule 13G to which this Joint Filing Statement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

Date:       February 6, 2004


                                       LOUISIANA-PACIFIC SALARIED
                                       401(k) AND PROFIT SHARING PLAN


                                       By  /s/ Russell S. Pattee
                                           -------------------------------------
                                           Russell S. Pattee
                                           Member, Plan Administrative Committee


                                       LOUISIANA-PACIFIC HOURLY
                                       401(k) AND PROFIT SHARING PLAN


                                       By  /s/ Russell S. Pattee
                                           -------------------------------------
                                           Russell S. Pattee
                                           Member, Plan Administrative Committee